Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements
     On July 24, 2008, NuVasive, Inc. (NuVasive or the Company) completed the acquisition of certain assets of Osiris Therapeutics, Inc. (Osiris) (the Osteocel® Biologics Business) for $35.0 million in cash paid at closing pursuant to the Asset Purchase Agreement. The completion date of this transaction is referred to as the Technology Closing Date. Under the terms of the Asset Purchase Agreement, NuVasive will make additional payments of up to $50 million, which includes additional milestone-based contingent payments not to exceed $37.5 million in either cash or a combination of cash and stock, at the Company’s election. These contingent payments are based on meeting a combination of specific product delivery milestones and a sales performance milestone.
     In connection with the closing of the acquisition, the Company entered into a Manufacturing Agreement (the Manufacturing Agreement), pursuant to which Osiris will supply, and the Company will purchase, quantities of the Osteocel product of at least the specified production and performance levels as outlined in the Manufacturing Agreement for a period not to exceed 18 months from the Technology Closing Date. At the conclusion of the Manufacturing Agreement, the Company will make an additional payment to Osiris of $12.5 million in cash or a combination of cash and stock, at the Company’s election, in exchange for the transfer of the manufacturing facility from Osiris that is currently utilized to manufacture the Osteocel product. At that date, NuVasive will be assigned the lease agreement for the facility. Title to the manufacturing related assets, leasehold improvements and all other tangible assets, as defined in the Asset Purchase Agreement, will pass to NuVasive on this date. The completion date of these transactions is referred to as the Manufacturing Closing Date. NuVasive will record the assets acquired at fair value as of the Manufacturing Closing Date and estimates their value will be approximately $5 million to $10 million.
     In connection with the acquisition, as of the Technology Acquisition Date, NuVasive was assigned the rights to a certain Distribution and Supply Agreement (the Purchase Agreement) between Osiris and Blackstone Medical, Inc. (Blackstone), under which Blackstone was required to purchase minimum quantities of the Osteocel product through December 31, 2008. In September 2008, Blackstone requested the ability to purchase reduced quantities of Osteocel. To accommodate this request and clarify the rights of the parties, in September 2008, the Company, Osiris and Blackstone, entered into a Termination and Release Agreement which resulted in (i) the cancelation of certain Blackstone purchase commitments for Osteocel through December 31, 2008 and (ii) elimination of Blackstone’s right to renew the Purchase Agreement. In addition, in September 2008, the Company and Osiris amended the Asset Purchase Agreement and the Manufacturing Agreement. Under the amended agreements, the quantity of Osteocel required to be produced in satisfaction of the production milestones described above was reduced and the sales price per cubic centimeter (cc) of Osteocel transferred to NuVasive was reduced, for the first approximately 40,000 cc’s delivered after the Technology Closing Date. NuVasive has recorded the effects of the amendments as of the acquisition date, resulting in the recording, as part of the purchase accounting, of a short-term asset of $2.5 million representing the value of the discounted price purchase contract on the initial approximately 40,000 cc’s purchased after the Technology Closing Date. This asset will be amortized to cost of sales as the discounted Osteocel product is sold by NuVasive subsequent to the acquisition date. Management expects the $2.5 million to be fully amortized by December 31, 2008.
     The core of the Osteocel Biologics Business is a proprietary adult stem cell bone graft product. The Company acquired the Osteocel Biologics Business because it provides (i) a comprehensive stem cell biologic platform with benefits similar to autograft and (ii) a proprietary production process with significant supply capacity. In addition, the acquisition will help to strengthen NuVasive’s biologics platform for robust growth, complementing its current Formagraft® biologic product line and providing for additional revenues per procedure.
     The following unaudited pro forma condensed combined financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition as of and for the periods indicated. Consequently, the amounts reflected in the unaudited pro forma condensed combined financial statements are subject to change, and the final amounts may differ substantially.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2008, gives effect to the acquisition of the Osteocel Biologics Business as if it were completed on June 30, 2008.
     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008, and the year ended December 31, 2007, illustrate the effect of the acquisition of the Osteocel Biologics Business as if it had occurred on January 1, 2007.
     The pro forma condensed combined financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and notes thereto of NuVasive contained in its 2007 Annual Report on Form 10-K, filed with the Securities and Exchange Commission; (ii) the historical unaudited financial statements of NuVasive as of and for the six months ended June 30, 2008 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2008, filed with the Securities and Exchange Commission; (iii) the historical audited special-purpose carve out financial statements and notes thereto of the Osteocel Business Unit, a Wholly Owned Business Unit of Osiris Therapeutics, Inc. as of and for the year ended December 31, 2007; and (iv) the historical unaudited special-purpose carve out financial statements and notes thereto of the Osteocel Business Unit as of June 30, 2008 and for the six months ended June 30, 2008 and 2007, of which (iii) and (iv) are included as Exhibits 99.1 — 99.2 to this Current Report on Form 8-K/A.
     The pro forma condensed combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking. They also do not give effect to any non-recurring charges or credits resulting from the transaction such as in-process research and development charges and the amortization of the discounted price purchase contract.
     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the dates or during the periods presented nor is it necessarily indicative of future operating results or financial position.

NuVasive, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2008

	Historical		Pro Forma		Pro Forma
	NUVA	Osteocel	Adjustments		Combined
	(in thousands)
			Increase/(Decrease)
Assets
Current assets:
Cash and cash equivalents	$136,224	$—	$(35,544)	(a)	$100,680
Short-term investments	72,746	—	—		72,746
Accounts receivable, net	32,528	6,009	(6,009)	(b)	32,528
Inventory, net	52,185	4,471	(4,471)	(b)	52,185
Prepaid expenses and other current assets	2,947	195	2,305	(c)	5,447

Total current assets	296,630	10,675	(43,719)		263,586

Property and equipment, net of accumulated depreciation	64,876	8,172	(8,172)	(d)	64,876
Intangible assets, net of accumulated amortization	25,955	—	32,030	(e)	57,985
Long-term marketable securities	56,745	—	—		56,745
Other assets	9,254	—	—		9,254

Total assets	$453,460	$18,847	$(19,861)		$452,446

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$20,012	$3,906	$(3,906)	(b)	20,012
Accrued payroll and related expenses	10,793	68	(68)	(b)	10,793
Royalties payable	2,092	—	—		2,092

Total current liabilities	32,897	3,974	(3,974)		32,897

Senior convertible notes	230,000	—	—		230,000
Deferred purchase consideration	—	—	11,965	(f)	11,965
Long-term liabilities	590	—	3,721	(g)	4,311

Commitments and contingencies
Stockholders’ equity:
Common stock	36	—	—		36
Additional paid-in capital	366,150	14,873	(14,873)	(h)	366,150
Accumulated other comprehensive loss	(84)	—	—		(84)
Accumulated deficit	(176,129)	—	(16,700)	(i)	(192,829)

Total stockholders’ equity	189,973	14,873	(31,573)		173,273

Total liabilities and stockholders’ equity	$453,460	$18,847	$(19,861)		$452,446

See accompanying notes to unaudited pro forma condensed combined financial statements.

NuVasive, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2008

	Historical		Pro Forma		Pro Forma
	NUVA	Osteocel	Adjustments		Combined
	(In thousands, except per share data)
			Increase/ (Decrease)
Revenues	$108,601	$16,466	$(5)	(j)	$125,062
Cost of goods sold	18,666	8,567	(1)	(k)	27,232

Gross Profit	89,935	7,899	(4)		97,830

Operating expenses:
Sales, marketing and administrative	81,416	363	1,383	(l)	83,162
Research and development	13,402	883	—		14,285
In-process research and development	4,176	—	—		4,176

Total operating expenses	98,994	1,246	1,383		101,623

Interest and other income, net	910	—	(467)	(m)	443

Net loss	$(8,149)	$6,653	$(1,854)		$(3,350)

Net loss per share:
Basic and diluted	$(0.23)				$(0.09)

Weighted average shares — basic and diluted	35,543				35,543

See accompanying notes to unaudited pro forma condensed combined financial statements.

NuVasive, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2007

	Historical		Pro Forma		Pro Forma
	NUVA	Osteocel	Adjustments		Combined
	(In thousands, except per share data)
			Increase/ (Decrease)
Revenues	$154,290	$15,240	$—		$169,530
Cost of goods sold	27,382	6,955	—		34,337

Gross Profit	126,908	8,285	—		135,193

Operating expenses:
Sales, marketing and administrative	119,579	637	2,736	(n)	122,952
Research and development	24,581	3,711	—		28,292

Total operating expenses	144,160	4,348	2,736		151,244

Interest and other income, net	5,987	—	(1,946)	(o)	4,041

Net loss	$(11,265)	$3,937	$(4,682)		$(12,010)

Net loss per share:
Basic and diluted	$(0.32)				$(0.35)

Weighted average shares — basic and diluted	34,782				34,782

See accompanying notes to unaudited pro forma condensed combined financial statements.

NuVasive, Inc.
Notes To Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
     On July 24, 2008, NuVasive, Inc. (NuVasive or the Company) completed the acquisition of certain assets of Osiris Therapeutics, Inc. (Osiris) (the Osteocel® Biologics Business) for a $35.0 million in cash paid at closing pursuant to the Asset Purchase Agreement. The completion date of this transaction is referred to as the Technology Closing Date. Under the terms of the Asset Purchase Agreement, NuVasive will make additional payments of up to $50 million, which includes additional milestone-based contingent payments not to exceed $37.5 million in either cash or a combination of cash and stock, at the Company’s election. These contingent payments are based on meeting on a combination of specific product delivery milestones and a sales performance milestone.
     In connection with the closing of the acquisition, the Company entered into a Manufacturing Agreement (the Manufacturing Agreement), pursuant to which Osiris will supply, and the Company will purchase, quantities of product of at least the specified production and performance levels for the specified periods as outlined in the Manufacturing Agreement for a period not to exceed 18 months. At the conclusion of the Manufacturing Agreement, the Company will make an additional payment to Osiris of $12.5 million in cash or a combination of cash and stock, at the Company’s election, in exchange for the transfer of the manufacturing facility from Osiris that is currently utilized to manufacture the Osteocel product. At that date, NuVasive will be assigned the lease agreement for the facility. Title to the manufacturing related assets, leasehold improvements and all other tangible assets, as defined in the Asset Purchase Agreement, will pass to NuVasive on this date. The completion date of these transactions is referred to as the Manufacturing Closing Date NuVasive will record the net book value of the assets acquired as of the Manufacturing Closing Date and estimates their value will be approximately $5 million to $10 million.
     In connection with the acquisition, as of the Technology Acquisition Date, NuVasive was assigned the rights to a certain Distribution and Supply Agreement (the Purchase Agreement) between Osiris and Blackstone Medical, Inc. (Blackstone), under which Blackstone was required to purchase minimum quantities of the Osteocel product through December 31, 2008. In September 2008, Blackstone requested the ability to purchase minimum quantities of the Osteocel product through December 31, 2008. To accommodate this request and clarify the rights of the parties, in September 2008, the Company, Osiris and Blackstone, entered into a Termination and Release Agreement which resulted in (i) the cancelation of certain Blackstone purchase commitments for Osteocel through December 31, 2008 and (ii) elimination of Blackstone’s right to renew the Purchase Agreement. In addition, in September 2008, the Company and Osiris amended the Asset Purchase Agreement and the Manufacturing Agreement. Under the amended agreements, the quantity of Osteocel required to be produced in satisfaction of the production milestones described above was reduced and the sales price per cubic centimeter (cc) of Osteocel transferred to NuVasive was reduced, for the first approximately 40,000 cc’s delivered after the Technology Closing Date. NuVasive has recorded the effects of the amendments as of the acquisition date, resulting in the recording, as part of the purchase accounting, of a short-term asset of $2.5 million representing the value of the discounted price purchase contract on the initial approximately 40,000 cc’s purchased after the Technology Closing Date. This asset will be amortized in to the Company’s cost of sales as the discounted Osteocel product is sold by NuVasive subsequent to the acquisition date. Management expects the $2.5 million to be fully amortized by December 31, 2008.
     These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information for NuVasive and the Osteocel Biologics Business giving effect to the acquisition and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.
     The acquisition has been accounted for using the purchase method of accounting in accordance with Financial Accounting Standards Board Opinion No. 141, Business Combinations (FAS 141). Accordingly, NuVasive’s cost to acquire the Osteocel Biologics Business has been allocated to the tangible assets, intangible assets and in-process

NuVasive, Inc.
Notes To Unaudited Pro Forma Condensed Combined Financial Statements
research and development acquired, based upon their respective estimated fair values as of the date of the Technology Closing Date. The fair value estimates are preliminary and may change upon finalization of the purchase price allocation.
     The unaudited pro forma condensed combined balance sheet as of June 30, 2008, gives effect to the acquisition of the Osteocel Biologics Business as if it had been completed on that date, and was derived from the historical unaudited special-purpose carve out balance sheet of the Osteocel Business Unit, as of June 30, 2008 combined with NuVasive’s historical unaudited consolidated balance sheet as of June 30, 2008.
     The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of NuVasive and historical special- purpose carve out statement of operations of Osteocel Business Unit for the six months ended June 30, 2008 and the year ended December 31, 2007, giving effect to the acquisition as if it had occurred on January 1, 2007.
     The value of the in-process research and development acquired will be recorded as an expense in NuVasive’s statement of operations during the quarter ended September 30, 2008. This in-process research and development charge has been reflected as a reduction to stockholders’ equity in the unaudited pro forma condensed combined balance sheet as of June 30, 2008 and has not been included in the unaudited pro forma condensed combined statements of operations since this adjustment is non-recurring in nature. The valuation to determine the fair value of in-process research and development is preliminary and may change upon finalization of the purchase price allocation.
2. Purchase Price
     NuVasive paid $35 million in cash on the Technology Closing Date. NuVasive is also committed to making a $12.5 million payment to Osiris, in either cash or a combination of cash or common stock, at NuVasive’s option, on the Manufacturing Closing Date. This obligation is recorded as a long-term deferred consideration liability at its present value. In addition, NuVasive may make additional milestone-based contingent payments not to exceed $37.5 million in either cash or a combination of cash and stock, at NuVasive’s election, upon the achievement of various production and performance milestones. The contingent payments are not included in the preliminary estimate of the purchase price of the Osteocel Biologics Business.
     For purposes of presentation in the unaudited pro forma condensed combined financial information, the preliminary estimate of the purchase price for Osteocel is as follows (in thousands):

Cash paid on Technology Closing Date	$35,000
Present value of long term deferred consideration liability, due on Manufacturing Closing Date	11,965
Estimated transaction costs and other	544

Total estimated initial purchase price	$47,509

     The estimated transaction costs are incurred by NuVasive and consist primarily of fees for financial advisors, attorneys, accountants and other advisors directly related to the transaction. The estimates above are subject to change and the final amounts may differ.
     The estimated purchase price has been allocated to the tangible and intangible assets acquired based in their respective fair values as of the Technology Closing Date. The allocation is preliminary, and accordingly the related pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information. The allocation of the estimated purchase price resulted in an excess of the fair value of net tangible and intangible assets acquired over the total purchase price by approximately $3.7 million which has been recorded as a long-term liability in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

NuVasive, Inc.
Notes To Unaudited Pro Forma Condensed Combined Financial Statements
The following table summarizes the allocation of the purchase price (in thousands):

	Estimated	Estimated Useful
	Fair Value	Life
Manufacturing know-how	$19,800	13 years
Developed technology	7,200	10 years
Discounted price purchase contract	2,500	0.50 years
Trade name and trademarks	4,700	15 years
Customer contracts and relationships	330	0.25 - 2 years
In-process research and development	16,700

	51,230
Long term liability	(3,721)

Total estimated purchase price allocation	$47,509

3. Pro forma Adjustments
     Adjustments included in the column under the heading “Pro Forma Adjustments” in both the Unaudited Pro Forma Condensed Combined Balance Sheet and the Unaudited Pro Forma Condensed Combined Statement of Operations correspond with the following:
Pro Forma Balance Sheet Adjustments
(a)	Estimated transaction costs and liquidation of certain NuVasive cash equivalents to provide the funds for the cash payment made at the Technology Closing Date.

(b)	Elimination of certain Osteocel assets and liabilities which were neither purchased, nor assumed by NuVasive.

(c)	Discounted price purchase contract and eliminate certain prepaids which were neither purchased, nor assumed by NuVasive.

(d)	Elimination of the Osteocel Business Unit fixed assets as no fixed assets were acquired as of the Technology Closing Date.

(e)	Estimated fair value of acquired identifiable intangible assets acquired on the Technology Closing Date.

(f)	Present value of the additional non-contingent consideration due to Osiris at the Manufacturing Close Date.

(g)	Long term liability representing the excess of the fair value of net tangible and intangible assets acquired over the total estimated purchase price recorded in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

(h)	Elimination of the Osteocel Business Unit historical equity.

(i)	In-process research and development charge resulting from the acquisition.

NuVasive, Inc.
Notes To Unaudited Pro Forma Condensed Combined Financial Statements
Pro Forma Statement of Operations Adjustments — For the Six Months Ended June 30, 2008
(j)	Eliminate Osteocel Business Unit revenue earned from NuVasive.

(k)	Eliminate Osteocel Business Unit cost of sales on revenue described in (j).

(l)	Amortization expense recognized on identified intangible assets resulting from the acquisition through June 30, 2008.

(m)	Eliminate interest income not earned by NuVasive as a result of the liquidation of certain cash equivalents to fund the acquisition, using the average interest rate earned by NuVasive during the six months ended June 30, 2008.
Pro Forma Statement of Operations Adjustments — For the Year Ended December 31, 2007
(n)	Amortization expense recognized on identified intangible assets resulting from the acquisition through December 31, 2007.

(o)	Eliminate interest income not earned by NuVasive as a result of the liquidation of certain cash equivalents to fund the acquisition, using the average interest rate earned by NuVasive during the year-ended December 31, 2007.